FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

Michelle Clemente
(602) 286-1533

WESTERN REFINING PROVIDES INTERIM FOURTH QUARTER 2014 EARNINGS
ESTIMATES AND FIRST QUARTER 2015 OPERATIONAL GUIDANCE

EL PASO, Texas - February 2, 2015 - Western Refining, Inc. (NYSE:WNR) today announced earnings estimates for the fourth quarter 2014 and operational guidance for the first quarter 2015. These estimates and operational guidance are in conjunction with the announcement today by Western Refining Logistics LP (NYSE:WNRL) of certain expected fourth quarter 2014 earnings and operational results. Western owns the general partner and approximately 66% of the limited partner interests in WNRL.

For the fourth quarter of 2014, WNR expects to report GAAP net income attributable to Western in the range of approximately $1.22 to $1.28 per diluted share. This includes the impact of non-cash unrealized hedging gains, lower of cost or market inventory adjustments and a loss on disposal of assets. Excluding these items, this range of GAAP net income attributable to Western would be lower by approximately $0.14 per diluted share for the fourth quarter. These projected ranges have not been audited and the actual amounts may differ from these projected ranges.

For the first quarter 2015, Western expects total throughput at its El Paso refinery to range from 133,000 barrels per day to 137,000 barrels per day and total throughput at its Gallup refinery to range from 26,500 barrels per day to 28,500 barrels per day.

Conference Call Information
As previously announced, WNR will host a conference call on Thursday, February 26, 2015, at 10:00 am ET, to discuss Western's financial results for the fourth quarter and full year ended December 31, 2014. A slide presentation will be available for reference during the conference call. The call, press release, and slide presentation will be able to be accessed on the Investor Relations section on Western's website, www.wnr.com. The call will be able to be heard by dialing (866) 566-8590 or (702) 224-9819, passcode: 55203854. The audio replay will be available two hours after the end of the call through March 12, 2015, by dialing (855) 859-2056 or (404) 537-3406, passcode: 55203854.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The refining segment operates refineries in El Paso, and Gallup, New Mexico. The retail segment includes retail service stations, convenience stores, and unmanned fleet fueling locations in Arizona, Colorado, New Mexico, and Texas.

Western Refining, Inc. also owns the general partner and approximately 66% of the limited partnership interest in Western Refining Logistics, LP (NYSE:WNRL) and the general partner and approximately 39% of the limited partnership interest in Northern Tier Energy LP (NYSE:NTI).

More information about Western Refining is available at www.wnr.com.

Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained herein include statements about: Western's fourth quarter 2014 estimated GAAP net income attributable to Western; the impact and/or amount on GAAP net income of unrealized hedging gains, lower of cost or market inventory adjustments and loss on disposal of assets; and, first quarter 2015 expected El Paso and Gallup refinery total throughput. These statements are subject to the general risks inherent in our business and may or may not be realized. Some of our expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could materially affect Western’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward-looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.